Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Liberty Interactive Corporation:

We consent to the incorporation by reference in the following registration statements of Liberty Interactive Corporation (the Company) of our reports dated February 27, 2013, with respect to the consolidated balance sheets of Liberty Interactive Corporation and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three‑year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, which reports appear in the December 31, 2012 annual report on Form 10‑K of Liberty Interactive Corporation.
The Company acquired TripAdvisor, Inc. during 2012, and management excluded from its assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, TripAdvisor, Inc.'s internal control over financial reporting associated with total assets of $7.4 billion and total revenues of $36 million included in the consolidated financial statements of Liberty Interactive Corporation and subsidiaries as of and for the year ended December 31, 2012. Our audit of internal control over financial reporting of Liberty Interactive Corporation also excluded an evaluation of internal control over financial reporting of TripAdvisor, Inc.

Description	Registration Statement No.	Description
S‑8	333‑134114	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (Amended 11/7/11)
S‑8	333‑134115	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)
S‑8	333‑142626	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)
S‑8	333‑171192	Liberty Interactive Corporation 2000 Incentive Plan (Amended 11/7/11)
S‑8	333‑171193	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)
S‑8	333‑172512	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)
S‑8	333‑176989	Liberty Interactive 401(k) Savings Plan
S‑8	333‑177840	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (Amended 11/7/11)

S‑8	333‑177841	Liberty Interactive Corporation 2010 Incentive Plan (Amended 11/7/11)
S‑8	333‑177842	Liberty Interactive Corporation 2007 Incentive Plan (Amended 11/7/11)
S‑8	333‑184901	Liberty Interactive Corporation 2012 Incentive Plan
S‑8	333‑184905	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑184904	Liberty Interactive Corporation 2011 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑184902	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑184903	Liberty Interactive Corporation 2010 Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑183434	Liberty Interactive Corporation 2007 Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑183433	Liberty Interactive Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑183432	Liberty Interactive Corporation 2000 Incentive Plan (As Amended and Restated Effective 11/7/11)
S‑8	333‑183253	Liberty Media 401(k) Savings Plan

/s/ KPMG LLP

Denver, Colorado
February 27, 2013

2